UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2006, TRX, Inc. and E2E SerWiz Solutions, Ltd. (“SWS”), a subsidiary of TATA Sons Ltd., entered into a five year Alliance Agreement related to global business development. Pursuant to the Alliance Agreement, the parties will market their respective offerings in the global travel marketplace in consideration for specified fees based on new business referred. Additionally, on February 10, 2006, TRX, Inc., its subsidiary TRX Fulfillment Services, LLC, and SWS entered into a Shared Services Agreement, effective November 1, 2005, pursuant to which TRX agreed to facilitate SWS’ establishment of U.S.-based customer care operations in 2006. The agreement outlines the framework through which TRX is able to transfer all of its U.S.-based customer care operations, located in Parkersburg, West Virginia and Milton, Florida, to SWS. The transfer of assets and liabilities is contingent upon the achievement of certain events and conditions, all of which are expected to occur by the end of the calendar year 2006. Under the terms of the agreement, SWS will compensate TRX for the assets and for providing consulting and transition services through December 31, 2006. During the transition period, TRX will retain SWS as a subcontractor.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Press release dated February 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: February 13, 2006	/s/ Lindsey B. Sykes
Lindsey B. Sykes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 13, 2006